TRANSFINANCIAL HOLDINGS, INC.
                             LISTING OF SUBSIDIARIES


Subsidiaries of TransFinancial Holdings, Inc.        State of Incorporation


TFH Logistics & Transportation Services, Inc.                   Kansas

     Subsidiaries of TFH Logistics & Transportation Services, Inc.
     -------------------------------------------------------------

     Crouse Cartage Company                                     Iowa

     Specialized Transport, Inc.                                Kansas

     Phoenix Computer Services, Inc.                            Kansas

     Custom Client Services, Inc.                               North Carolina

     Transport Brokerage, Inc.                                  North Carolina

American Freight System, Inc.
 (d/b/a AFS, Inc.)                                              Delaware

TFH Properties, Inc.                                            Kansas

Universal Premium Acceptance Corporation                        Missouri

     Subsidiary of Universal Premium Acceptance Corporation

     APR Funding Corporation                                    Delaware

UPAC of California, Inc.                                        California

TransFinancial Acceptance, Inc.                                 Kansas

Presis, L.L.C.                                                  Kansas




(All companies do business under same name unless otherwise indicated).